Exhibit 99.1

Personalis Reports Second Quarter 2022 Financial Results

MENLO PARK, Calif. – August 3, 2022 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the second quarter ended June 30, 2022.

Second Quarter and Recent Highlights

•	Reported quarterly revenue of $18.2 million in the second quarter of 2022 compared with $21.7 million in the second quarter of 2021

o

Revenue from biopharma and other customers, excluding the VA MVP (as defined below), of $14.2 million in the second quarter of 2022 compared with $8.2 million in the second quarter of 2021, a 74% increase; revenue from biopharma and other customers includes revenue of $6.8 million from Natera in the second quarter of 2022; revenue from biopharma customers excluding Natera of $7.4 million for the second quarter of 2022

o	Revenue from the U.S. Department of Veterans Affairs Million Veteran Program (VA MVP) of $4.0 million in the second quarter of 2022 compared with $13.5 million in the second quarter of 2021

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Added another patent family to its molecular residual disease (MRD)-related IP portfolio, with priority to January 2013; the new patent describes the detection of MRD and recurrence by using whole genome sequencing of a patient’s tumor to identify variants for a personalized liquid biopsy assay

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Appointed Lonnie Shoff to the Personalis Board of Directors effective August 2, 2022; Ms. Shoff brings extensive clinical diagnostics experience including executive roles at Thermo Fisher and Roche Diagnostics

•	Cash, cash equivalents, and short-term investments were $233.5 million as of June 30, 2022

“We are pleased with the pace of our oncology revenue growth compared with last year, as well as the continued adoption of our NeXT Platform, which is driven by the differentiation and strength of our offerings,” said John West, Chief Executive Officer of Personalis. “We are making solid progress on our strategic priorities, with the goal of becoming the leading provider of the most comprehensive and actionable cancer genomic tests. Ultimately, we aim to enable a new standard of oncology care to help patients live better and longer lives.”

Second Quarter 2022 Financial Results

•	Revenue was $18.2 million in the three months ended June 30, 2022
•	Gross margin was 23.5% in the three months ended June 30, 2022
•	Operating expenses were $32.2 million in the three months ended June 30, 2022
•	Net loss was $27.5 million in the three months ended June 30, 2022 and net loss per share was $0.60 based on a weighted-average basic and diluted share count of 45.6 million
•	Cash, cash equivalents, and short-term investments were $233.5 million as of June 30, 2022

Full Year 2022 Outlook

Personalis expects the following for the full year of 2022:

•	Total company revenue is expected to be in the range of $62.0 million to $67.0 million
•	Revenue from biopharma and all other customers, excluding the VA MVP, is expected to be in the range of $55.0 million to $60.0 million
•	Net loss is expected to be in the range of $110.0 million to $115.0 million

Webcast and Conference Call Information

Personalis will host a conference call to discuss the second quarter 2022 financial results after market close on Wednesday, August 3, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To access the live call via telephone, please register in advance using the link here. Upon registering, each participant will receive an email confirmation with dial-in numbers and a unique personal PIN that can be used to join the call. The live webinar can be accessed at https://investors.personalis.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company's website.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics, enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single sample. To enable cancer sequencing, Personalis' Clinical Laboratory was built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP-aligned as well as Clinical Laboratory Improvement Amendments of 1988-certified and College of American Pathologists-accredited. For more information, visit the Personalis website and follow Personalis on LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “aim,” “continue to,” “expect,” “future,” “goal,” or “will” or similar expressions and the negatives of those terms.  These statements include, but are not limited to, statements regarding the company’s full year financial guidance, the company’s business outlook and the company’s goals and aims.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from Natera, which accounted for 38% of the company’s total revenue in the second quarter of 2022; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase or decrease in future periods; attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the expected benefits or success of Personalis’ collaborations including with Mayo Clinic and University of California, San Diego; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the ongoing COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers; and legal proceedings to enforce patents, and the presumed validity or enforceability of the company’s patents or other intellectual property rights.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Securities and Exchange Commission (SEC) on May 4, 2022, and in Personalis’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, being filed with the SEC today.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Temple

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$18,240	$21,670	$33,467	$42,551
Costs and expenses
Cost of revenue	13,959	13,502	24,908	26,956
Research and development	16,288	11,687	33,386	21,183
Selling, general and administrative	15,874	11,428	31,360	21,849
Total costs and expenses	46,121	36,617	89,654	69,988
Loss from operations	(27,881)	(14,947)	(56,187)	(27,437)
Interest income	349	103	493	198
Interest expense	(50)	(65)	(109)	(65)
Other income (expense), net	50	(36)	69	(48)
Loss before income taxes	(27,532)	(14,945)	(55,734)	(27,352)
Provision for income taxes	14	8	21	5
Net loss	$(27,546)	$(14,953)	$(55,755)	$(27,357)
Net loss per share, basic and diluted	$(0.60)	$(0.34)	$(1.23)	$(0.63)
Weighted-average shares outstanding, basic and diluted	45,637,838	43,960,794	45,316,795	43,113,195

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
VA MVP	$4,055	$13,507	$7,556	$26,717
All other customers	14,185	8,163	25,911	15,834
Total revenue	$18,240	$21,670	$33,467	$42,551

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$86,731	$105,585
Short-term investments	146,759	181,479
Accounts receivable, net	12,877	18,468
Inventory and other deferred costs	7,885	5,610
Prepaid expenses and other current assets	5,788	7,089
Total current assets	260,040	318,231
Property and equipment, net	47,585	19,650
Operating lease right-of-use assets	45,915	53,822
Other long-term assets	4,439	4,825
Total assets	$357,979	$396,528
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$21,395	$9,221
Accrued and other current liabilities	19,755	18,110
Contract liabilities	356	3,982
Total current liabilities	41,506	31,313
Long-term operating lease liabilities	51,836	52,797
Other long-term liabilities	5	2,117
Total liabilities	93,347	86,227
Commitments and Contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 45,891,458 and 44,904,512 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	5	4
Additional paid-in capital	568,741	557,558
Accumulated other comprehensive loss	(1,264)	(166)
Accumulated deficit	(302,850)	(247,095)
Total stockholders’ equity	264,632	310,301
Total liabilities and stockholders’ equity	$357,979	$396,528